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                                                               Exhibit 27(h)viic



                   SECOND AMENDMENT TO PARTICIPATION AGREEMENT

         This SECOND AMENDMENT TO PARTICIPATION AGREEMENT dated as of July ___, 2003, by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and TRANSAMERICA LIFE INSURANCE COMPANY.

                                   WITNESSETH:

         WHEREAS, the parties hereto have entered into a Participation Agreement dated as of May 7, 2001, as amended (the "Participation Agreement"), pursuant to which the Sponsor has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance Products; and

         WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

         (a) Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedule A to the Participation Agreement with Schedule A attached to this Amendment.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND

By: _______________________________________

Name: _____________________________________

Title: ____________________________________

THE VANGUARD GROUP, INC.

By: _______________________________________

Name: _____________________________________

Title: ____________________________________

VANGUARD MARKETING CORPORATION

By: _______________________________________

Name: _____________________________________

Title: ____________________________________

TRANSAMERICA LIFE INSURANCE COMPANY

By: _______________________________________

Name: _____________________________________

Title: ____________________________________

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                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                         (effective ____________, 2003)

Name of Separate Account              Contracts Funded by Separate Account

PFL Corporate Account One             Advantage V (or Successor Marketing Names)
                                      Variable Adjustable Life Insurance Policy
                                      Form Number WL712 136 84 798
                                      (may vary by state)

Transamerica Corporate Separate       Advantage X Variable Adjustable Life
Account Sixteen                       Insurance Policy Form Number EM VC1 TL703
                                      (may vary by state)